EXHIBIT 31.3

CERTIFICATION

I, Peter C. Georgiopoulos, certify that:

1.              I have reviewed this Annual Report on Form 10-K/A of Gener8 Maritime, Inc.;

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2018	/s/ Peter C. Georgiopoulos
Peter C. Georgiopoulos
Chief Executive Officer